ARTICLES OF INCORPORATION

                                       OF

                      NORTH AMERICAN CLOTHING COMPANY INC.

         We, the undersigned, natural persons over the age of twenty-one (21) years, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I

                                 CORPORATE NAME

         The name of the corporation is North American Clothing Company Inc.

                                   ARTICLE II

                                    DURATION

         The duration of the corporation shall be perpetual.

                                   ARTICLE III

                                GENERAL PURPOSES

         This corporation is organized to develop, produce, distribute, market and engage in the business of all aspects of seeking investment opportunities in high technology, medical or natural resource fields, and any and all matters related or ancillary thereto and to do all things and engage in all lawful transactions which a corporation organized under the laws of the State of Utah might do or engage in even though not expressly stated herein.

                                   ARTICLE IV

                                AUTHORIZED SHARES

         The aggregate number of shares the corporation shall have authority to issue is one hundred million (100,000,000) shares with a par value of ONE MILL ($0.001) per share.

                                    ARTICLE V

                            COMMENCEMENT OF BUSINESS

         The corporation will not commence business until at least ONE THOUSAND AND NO/1OO DOLLARS ($1,000.00) in cash or property has been received by it as consideration for the issuance of its shares.

                                   ARTICLE VI

                           REGISTERED OFFICE AND AGENT

         The post office address of the corporation's initial registered office is 749 Elizabeth Street 84102 and the name of its initial registered agent at such address is Audrey Anderson.



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                                   ARTICLE VII

                                PREEMPTIVE RIGHTS

         No shareholder of this corporation is entitled to any pre-emptive rights, as such rights have been heretofore defined in common law, to purchase and/or subscribe for his proportionate part of any shares which may be issued at any time by this corporation.

                                  ARTICLE VIII

                                    DIRECTORS

         The number of directors constituting the initial Board of Directors of the Corporation is three (3), and the names and addresses of the persons who are to serve as directors until their successors are elected and shall qualify are:

                           Audrey Anderson
                           749 Elizabeth Street
                           Salt Lake City, Utah 84102

                           Susan Kent
                           742 South ll00 East
                           Salt Lake City, Utah 84102

                           Todd Anderson
                           4163 South Highland Drive
                           Salt Lake City, Utah 84108


                                   ARTICLE IX

                                  INCORPORATORS


         The names and addresses of the incorporators are:

                           Audrey Anderson
                           749 Elizabeth Street
                           Salt Lake City, Utah 84102

                           Susan Kent
                           742 South 1100 East
                           Salt Lake City, Utah 84162

                           Todd Anderson
                           4163 South Highland Drive
                           Salt Lake City, Utah 84108


                                    ARTICLE X

                                NON-ASSESSABILITY


         Shares of the corporation shall not be subject to assessment for payment of the debts of the corporation.


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




                                   ARTICLE XI

                         EXEMPTION FROM CORPORATE DEBTS

         The private property of the shareholders shall not be subject to the payment of any corporate debts to any extent whatsoever.

                                   ARTICLE XII

                             CLASSES OF COMMON STOCK

         There shall be only one (1) class of common stock.

         DATED this 6th day of August, 1984



                                              /s/ Audrey Anderson
                                             ---------------------
                                              Audrey Anderson



                                             /s/ Susan Kent
                                             ---------------------
                                              Susan Kent


                                             /s/ Todd Anderson
                                             ---------------------
                                              Todd Anderson

STATE OF UTAH              )
                           :ss.
COUNTY OF                  )

         On the 6th day of August, 1984, personally appeared before me Audrey Anderson, Susan Kent, and Todd Anderson, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6th day of August, 1984.

                                             /s/ Deanna L. Spillman
                                            ----------------------
                                             NOTARY PUBLIC
                                             Residing at Salt Lake City, Utah


My Commission Expires:
8/12/96

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